Exhibit 4.4

SIXTY-FIRST SUPPLEMENTAL INDENTURE FOR

ADDITIONAL SUBSIDIARY GUARANTEES

SIXTY-FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of April 5, 2012, among NRG Dispatch Services LLC, NRG Home Solutions Product LLC, NRG Home and Business Solutions LLC, NRG Identity Protect LLC, NRG Renter’s Protection LLC, NRG Security LLC, NRG Unemployment Protection LLC and NRG Warranty Services LLC (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature pages hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a forty-second supplemental indenture (the “Forty-Second Supplemental Indenture”), dated as of January 26, 2011, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200 million of 7.625% Senior Notes due 2018 (the “Initial Notes”), and, subject to the terms of the Forty-Second Supplemental Indenture, future unlimited issuances of 7.625% Senior Notes due 2018 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), as amended by a forty-ninth supplemental indenture, dated as of May 20, 2011, among the Company, the Existing Guarantors party thereto and the Trustee (the “Forty-Ninth Supplemental Indenture”), and a fifty-fifth supplemental indenture, dated as of November 8, 2011, among the Company, the Existing Guarantors and the Trustee (the “Fifty-Fifth Supplemental Indenture” and together with the Base Indenture, the Forty-Second Supplemental Indenture and the Forty-Ninth Supplemental Indenture, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of the Forty-Second Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms.  Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Be Bound; Guarantee.  The Guaranteeing Subsidiaries hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of

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the Obligations and agreements of a Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Guarantors for purposes of Article 10 of the Forty-Second Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.                                      Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

NRG DISPATCH SERVICES LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG HOME & BUSINESS SOLUTIONS LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG HOME SOLUTIONS PRODUCT LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG IDENTITY PROTECT LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG RENTER’S PROTECTION LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

Signature Page to Sixty-First Supplemental Indenture

NRG SECURITY LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG UNEMPLOYMENT PROTECTION LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

NRG WARRANTY SERVICES LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

Signature Page to Sixty-First Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President and Treasurer

EXISTING GUARANTORS:

ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II LLC
ENERGY PROTECTION INSURANCE COMPANY
EVERYTHING ENERGY LLC
HUNTLEY POWER LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LOUISIANA GENERATING LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC

Signature Page to Sixty-First Supplemental Indenture

NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY SERVICES GROUP LLC
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.
NRG RETAIL LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS HOLDING INC.
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC

Signature Page to Sixty-First Supplemental Indenture

RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Sixty-First Supplemental Indenture

CARBON MANAGEMENT SOLUTIONS LLC
CLEAN EDGE ENERGY LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY GROUP LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
LANGFORD WIND POWER, LLC
NEW GENCO GP, LLC
NRG ARTESIAN ENERGY LLC
NRG ENERGY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG NEW JERSEY ENERGY SALES LLC
NRG POWER MARKETING LLC
NRG TEXAS LLC
NRG TEXAS POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President and Treasurer

Signature Page to Sixty-First Supplemental Indenture

COTTONWOOD ENERGY COMPANY LP
By: Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

COTTONWOOD TECHNOLOGY PARTNERS LP
By: Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

ELBOW CREEK WIND PROJECT LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Controller

GCP FUNDING COMPANY, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Board Member

GREEN MOUNTAIN ENERGY COMPANY

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President, Treasury

NRG CONSTRUCTION LLC

By:	/s/ Rachel Smith
	Name:	Rachel Smith
	Title:	Treasurer

Signature Page to Sixty-First Supplemental Indenture

NRG ENERGY LABOR SERVICES LLC

By:	/s/ Gaetan Frotte
	Name:	Gaetan Frotte
	Title:	Vice President and Treasurer

NRG ILION LIMITED PARTNERSHIP
By: NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

NRG SOUTH TEXAS LP
By: Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Vice President and Treasurer

TEXAS GENCO LP, LLC

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Management Committee Member

TEXAS GENCO SERVICES, LP
By: New Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
	Name:	Christopher Sotos
	Title:	Treasurer

Signature Page to Sixty-First Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to Sixty-First Supplemental Indenture